UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2007

RESTORATION HARDWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24261	68-0140361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite J, Corte Madera, California	94925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 7, 2007, Restoration Hardware, Inc. (the “Company”) entered into a confidentiality agreement (the “Confidentiality Agreement”) with Sears Holdings Corporation (“Sears”) which allows Sears to have access to non-public information regarding the Company. The Confidentiality Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 8, 2007, Restoration Hardware, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Home Holdings, LLC, a Delaware limited liability company (“Parent”), and Home Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Catterton Partners.

In accordance with the Merger Agreement, a committee of independent directors for the Company will solicit proposals for a competing transaction from third parties for a period of 35 days concluding December 13, 2007. The Company expects that Sears will be asked to submit a proposal as part of this process. There is no assurance that the solicitation of proposals will result in an alternative transaction.

There can be no assurance that the Company and Sears will enter into any acquisition agreement or, if such agreement is entered into, what the price or other terms would be in such agreement. There also can be no assurance that any such agreement or any other acquisition agreement entered into by the Company will ultimately result in a transaction.

Forward-Looking Statements.

This Form 8-K contains forward-looking statements that involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the impact on the Company of the proposed merger with Catterton Partners and related process of soliciting alternative transactions; the impact on the Company of the uncertainty relating to the pending merger or the possibility of another transaction involving the Company, including potential difficulties in employee retention, disruption in current plans or operations and diversion of management’s attention from ongoing business operations; the likelihood of closing the merger transaction with Catterton Partners or a similar transaction with Sears or another party; and other factors detailed in the Company’s recent filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended August 4, 2007, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”), in Part I, Item 4 thereof (“Controls and Procedures”), and in Part II, Item 1A thereof (“Risk Factors”).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Ex. No.	Description

99.1	Confidentiality Agreement entered into by and between Restoration Hardware, Inc. and Sears Holdings Corporation on December 7, 2007

* * *

Information about the Previously Announced Merger and Where to Find It

On November 8, 2007, the Company announced that it had entered into an agreement and plan of merger with Home Holdings, LLC and Home Merger Sub, Inc. Home Holdings, LLC and Home Merger Sub, Inc. are affiliates of Catterton Partners. In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are strongly advised to read the proxy statement when it becomes available because it will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained for free from the Company by directing such request to Chris Newman, Chief Financial Officer and Secretary, telephone: (415) 945-4530, or on the company’s website at http://www.restorationhardware.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available. Each of these documents may be obtained for free at the SEC website at http://www.sec.gov or from the Company by directing such request to Chris Newman, Chief Financial Officer and Secretary, telephone: (415) 945-4530, or on the company’s website at http://www.restorationhardware.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE, INC.

Date: December 10, 2007	By:	/s/ Chris Newman
	Name:	Chris Newman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Ex. No.	Description

99.1	Confidentiality Agreement entered into by and between Restoration Hardware, Inc. and Sears Holdings Corporation on December 7, 2007